UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):
☑       No fee required.
☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐       Fee paid previously with preliminary materials.
☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Air Products and Chemicals, Inc. 7201 Hamilton Boulevard Allentown, PA 18195-1501 Tel (610) 481-6597 Fax (610) 706-5310 E-mail mcgladje@airproducts.com	John E. McGlade Chairman, President and Chief Executive Officer

September 8, 2010

Dear Fellow Airgas Shareholder:

The Airgas Annual Meeting on September 15 is fast approaching -- and your vote is critically important to the value of your Airgas shares. Now is the time to make your voice heard.

Don’t let the incumbent Airgas Board’s continuing efforts to distort, deflect and delay distract from the real issue. You deserve a board that includes three new independent director nominees that will work to help you realize fair and reasonable value for your investment now through negotiations with Air Products. Protect your interests by signing and returning the enclosed GOLD proxy card today.

AIR PRODUCTS HAS INCREASED ITS OFFER TO $65.50 IN CASH,
A MORE THAN 50% PREMIUM OVER AIRGAS’ PRE-OFFER PRICE

Air Products has provided Airgas shareholders with a clear path to completing a transaction. We now need a strong mandate from the independent shareholders in electing the Air Products nominees and approving our by-law proposals at the September 15 Annual Meeting.

●	Our increased offer delivers a premium of over 50% in cash to Airgas shareholders.

●	Our offer removes all risks and future uncertainties.

●	Our offer provides a premium higher than recent transaction precedents and well above Airgas’ pre-offer all-time high.

●	All principal conditions to completing a transaction have been satisfied. After nearly a year of delay, there is no reason for the Airgas Board to refuse to negotiate a deal with us now.

●	Only Air Products can close a transaction promptly and deliver certain cash value to you.

The only thing standing in the way of you and your money today is the current Airgas Board. In our view, the Airgas Board continues to have unreasonable and unsupportable value expectations, and its actions to date are to “Just Say No” and avoid a sale of Airgas at any price.

THE AIRGAS SHAREHOLDER VOTE ON SEPTEMBER 15 MAY FORCE AIRGAS
TO NEGOTIATE WITH AIR PRODUCTS AND WILL DETERMINE WHETHER THE
AIR PRODUCTS OFFER PROCEEDS OR IS WITHDRAWN

Without the pressure of a premium offer from Air Products, the fact is you have no guarantee of ever receiving full value for your Airgas investment. Air Products has provided Airgas shareholders with a clear path to completing a transaction promptly through your vote on September 15 -- but we need a strong shareholder mandate to avoid an open-ended process.

Vote your GOLD proxy by internet, telephone or mail today for three outstanding independent directors and for all our bylaw proposals.

Air Products will respect the wishes of the Airgas shareholders. If our nominees are elected and our by-law proposals approved, including holding the 2011 Annual Meeting on January 15, 2011, we stand ready to begin immediate negotiations with Airgas to complete a transaction.

If Airgas shareholders do not elect these three nominees and approve all of our proposals, we will conclude that shareholders do not want a sale of Airgas at this time -- and we will therefore terminate our offer and move on. It’s now all up to you.

TELL THE AIRGAS BOARD ITS TIME TO NEGOTIATE WITH AIR PRODUCTS - -
ENOUGH IS ENOUGH! FURTHER DELAY DOES NOT SERVE YOUR INTERESTS.

VOTE YOUR GOLD PROXY NOW!

Whether or not you plan to attend the Airgas Annual Meeting, we urge you to promptly vote the GOLD proxy card. We urge you to vote TODAY - by telephone, by Internet, or by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided.

Please discard any white proxy cards sent to you by Airgas and do not vote using any white proxy card or voting instruction form you receive from Airgas. This is important because only your latest-dated vote counts. Therefore, if you vote using any white proxy card, this will cancel any vote you previously executed using a GOLD proxy card or voting instruction form.

If you have questions about how to vote your shares, please contact MacKenzie Partners at (212) 929-5500 (collect) or (800) 322-2885 (toll free) or by email at Airgasproxy@mackenziepartners.com.

Sincerely, John E. McGlade Chairman, President and Chief Executive Officer

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”). The purchase price to be paid upon the successful closing of the cash tender offer is $65.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, October 29, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. The definitive proxy statement has been mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase. Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the definitive proxy statement filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the GOLD proxy card, or need additional assistance, please contact the firm
assisting us in the solicitation of proxies:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (collect)
(800) 322-2885 (toll free)
Email: airgas@mackenziepartners.com

IMPORTANT
We urge you NOT to sign any White proxy card sent to you by Airgas.